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                                 EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITOR,
                     LUCAS, HORSFALL, MURPHY & PINDROH, LLP



The Board of Directors
Vsource, Inc. (formerly Interactive Buyer Network
    International Ltd. and Subsidiaries)
Ventura, California


     We consent to the use of our report dated May 15, 1999, relating to the consolidated statements of operations, consolidated stockholders' equity and consolidated cash flows of Interactive Buyer Network International Ltd. and Subsidiaries for the year ended January 31, 1999 included in the registration statement dated December 29, 2000 on Form SB-2 of Vsource, Inc.


/s/ Lucas, Horsfall, Murphy & Pindroh, LLP
Pasadena, California
December 29, 2000